As filed with the Securities and Exchange Commission on June 2,
1995


                               Registration Statement No. 33-
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                       ALLIANCE PHARMACEUTICAL CORP.
          (Exact name of registrant as specified in its charter)

                  New York                     14-1644018
        (State or other jurisdiction            (I.R.S. Employer
     of incorporation or organization)   Identification Number)
                          3040 Science Park Road
                           San Diego, CA  92121
                              (619) 558-4300
          (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                          1991 STOCK OPTION PLAN
                         (Full title of the plan)
                (Formerly known as the 1991 NON-QUALIFIED
                         STOCK OPTION PROGRAM)

                               DUANE J. ROTH
                                 President
                       Alliance Pharmaceutical Corp.
                          3040 Science Park Road
                           San Diego, CA  92121
                              (619) 558-4300
 (Name, address, including zip code, and telephone number, of agent for service of process)


                                 Copy to:
                           Melvin Epstein, Esq.
                         Stroock & Stroock & Lavan
                           Seven Hanover Square
                         New York, NY  10004-2696


                      CALCULATION OF REGISTRATION FEE

                                     Proposed     Proposed
                                      Maximum      Maximum
Title of Shares                      Aggregate     Aggregate   Amount of
to be               Amount to be     Price Per     Offering    Registration
Registered          Registered       Unit (1)      Price       Fee
Common Stock,       1,000,000     $6.63 per
$.01 par value.      shares        share       $6,630,000      $2,286.21

     (1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the last reported sale price of the Common Stock on the NASDAQ National Market System on May 31, 1995.

     This Registration Statement on Form S-8 of Alliance Pharmaceutical Corp., a New York corporation (the "Company"), covers 1,000,000 shares of Common Stock, par value $.01 per share, of the Company reserved for issuance under the Company's 1991 Stock Option Plan. As permitted by
General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8, dated February 13, 1992 (Registration No. 33-45683) filed under the 1933 Act.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 2, 1995.

                            ALLIANCE PHARMACEUTICAL CORP.
                                    (Registrant)


Date: June 2, 1995                By  /s/ Duane J. Roth

                                     Duane J. Roth
                                     President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 2, 1995.




/s/Duane J. Roth       President, Chief Executive
   Duane J. Roth       Officer and a Director       June 2, 1995
   (Chief Executive Officer)


/s/Theodore D. Roth    Executive Vice President
   Theodore D. Roth    and Chief Financial Officer  June 2, 1995
   (Chief Financial Officer)


/s/Tim T. Hart         Treasurer and Comptroller    June 2, 1995
   Tim T. Hart
   (Chief Accounting Officer)


   Carroll O. Johnson*    Director               June 2, 1995
   Carroll O. Johnson

   Stephen M. McGrath*    Director               June 2, 1995
   Stephen M. McGrath

   Donald E. O'Neill*     Director               June 2, 1995
   Donald E. O'Neill

   Dr. Helen M. Ranney*   Director               June 2, 1995
   Dr. Helen M. Ranney

   Dr. Jean G. Riess*     Director               June 2, 1995
   Dr. Jean G. Riess

   Dr. Thomas F. Zuck*    Director               June 2, 1995
   Dr. Thomas F. Zuck

*By:/s/ Theodore D. Roth
        Theodore D. Roth
        Attorney-in-Fact

                               EXHIBIT INDEX

Sequential
Exhibit                                            Page
Number                  Description                Number

5         Opinion of Stroock & Stroock & Lavan.
24.1      Consent of Stroock & Stroock & Lavan (included in
          Exhibit 5 hereto).
24.2      Consent of Deloitte & Touche LLP.
24.3      Consent of Ernst & Young LLP.
25        Power of Attorney.